Exhibit 99.1

NEWS RELEASE

MVB Bank Opens Second Financial Service Location in Northern Virginia
Location will offer full-service automated interactive teller system

(FAIRMONT, W.Va.) July 28, 2017 - MVB Bank, a wholly-owned subsidiary of MVB Financial Corp., has opened its second Northern Virginia location, company officials announced today. The new Leesburg, Virginia, location at 106 Harrison St. SE, Suite 100, features an automated interactive teller system in its branch lobby.

The new MVB Leesburg location features traditional personal attention with a staff of knowledgeable bankers, as well as new technological conveniences. By offering the automated interactive teller system technology, MVB increases client accessibility with extended hours of operations and offers enhanced security. MVB Bank boasts several other locations featuring this state-of-the-art technology. New intelligent, deposit-taking ATMs will increase client accessibility and expediency for clients.

“Our two newest branches in Leesburg, Virginia, and Morgantown, West Virginia, have expanded MVB Bank’s footprint in two of the best growth markets in the Tri-State region,” said Larry F. Mazza, President and CEO, MVB Financial Corp. “MVB brings to Leesburg the ‘wow’ experience our clients have come to expect.”

The MVB Leesburg team includes a group of knowledgeable bankers, led by Branch Manager Kimberly Triglia, to assist and offer clients a traditional personal relationship banking experience as well as the latest technological conveniences. Triglia also manages MVB’s other Northern Virginia location in Reston, Virginia. Byron Schulze, Senior Vice President, Regional Business Development Officer, and Browning Herbert, Senior Vice President, Regional Commercial Loan Officer, lead MVB’s Northern Virginia region.

Since 2015, MVB Bank, has launched seven other banking locations, including the newest Leesburg and Morgantown locations, as well as new banking offices in Fairmont, West Virginia, at the I-79 Technology Park; in downtown Charleston, West Virginia; two acquired locations in the Eastern Panhandle of West Virginia; and, a location in Reston, Virginia. The MVB Bank footprint in West Virginia and Virginia now encompasses 15 total locations.

MVB Bank Leesburg is open Monday through Friday, 9:00am-4:00pm. For more information, please log onto www.MVBbanking.com or call toll-free 844-MVB-BANK (844-682-2265).

About MVB Financial Corp.

MVB Financial Corp. (OTCQB: MVBF) is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage and MVB Insurance, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.
The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.
For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release.  These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties.  Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries.  When words such as "believes," "expects," "anticipates," "may," or similar expressions occur in this Earnings Release, the Company is making forward-looking statements.  Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company's financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.